 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2016

  SMSA BALLINGER ACQUISITION CORP.
 (Exact name of registrant as specified in its Charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On February 8, 2016, SMSA Ballinger Acquisition Corp., a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tiger Trade Technologies, Inc., a Texas corporation (“Tiger Trade”) and a wholly owned subsidiary of the Company, providing for the merger of Tiger Trade with and into the Company. At the effective time of the Merger, the shares of common stock and preferred stock of Tiger Trade outstanding immediately before the effective time were canceled, retired and ceased to exist. The Merger became effective February 9, 2016, at 11:59 p.m., Pacific time.

On February 10, 2016, the Company entered into a Stock Cancellation Agreement (the “Cancellation Agreement”) with Gust C. Kepler, a Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, pursuant to which Mr. Kepler cancelled and forfeited 835,010 shares of the Company’s common stock, $.001 par value per share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

2.1	Agreement and Plan of Merger dated February 8, 2016, by and between SMSA Ballinger Acquisition Corp. and Tiger Trade Technologies, Inc.
10.1	Stock Cancellation Agreement dated February 10, 2016, by and between SMSA Ballinger Acquisition Corp. and Gust C. Kepler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016

SMSA BALLINGER ACQUISITION CORP.

By: /s/Gust Kepler
Gust Kepler, President and Chief Executive Officer